

REAL ASSETS
REAL VALUE

FREEPORT-McMoRan COPPER & GOLD

1st Quarter 2003 Earnings Conference Call

April 17, 2003



James R. Moffett

Chairman of the Board and
Chief Executive Officer

Richard C. Adkerson

President and
Chief Financial Officer

Freeport-McMoRan Copper & Gold Inc.

www.fcx.com



GOLD
999.9

Cautionary Statement

This presentation contains forward-looking information regarding sales and production volumes, cash production costs, general and administrative expenses, cash flows, capital expenditures, exploration and development projects, debt reductions, proved mineral reserves, geological resources, and other matters. Important factors that might cause future results to differ from these projections include industry risks, commodity prices and other factors and are described in FCX's Form 10-K filed with the Securities and Exchange Commission. This is an oral presentation which is accompanied by slides. All listeners are urged to review our SEC filings. Accuracy of the projections depends on assumptions about events that change over time and is thus susceptible to periodic change based on actual experience and new developments. FCX cautions listeners that it assumes no obligation to update or publicly release any revisions to the projections in this presentation and, except to the extent required by applicable law, does not intend to update or otherwise revise the projections more frequently than quarterly.

This presentation also contains certain financial measures such as net cash production costs per pound of copper, cathode cash production costs per pound of copper and net debt. As required by the recently issued Securities and Exchange Commission Regulation G, a reconciliation of these measures to amounts reported in FCX's consolidated financial statements is provided in our press release issued earlier today.

First Quarter 2003 Highlights

- Continued Strong Operating and Financial Performance
  - 1Q03 EPS of 33¢/Share vs. 3¢/Share Loss for 1Q02
- Sold 392 Million Pounds of Copper and 583,900 Ounces of Gold During Quarter
- Unit Net Cash Costs of $0.07/ lb.
- Completed Over $1 Billion of New Financing
- Announced New Cash Dividend Policy

Financial Summary

($ in millions, except pricing, per share and cash cost amounts)

	1st Quarter 2003	1st Quarter 2002
Average Pricing	73¢/$342	73¢/$290
Revenues	$525	$393
Operating Income	$191	$ 88
Net Income (Loss) Before Cumulative Effect	$ 40	$ (1)
Net Income (Loss)	$ 49	$ (4)
Earnings Per Share Before Cumulative Effect	$0.28	$(0.01)
Earnings Per Share	$0.33	$(0.03)
Average Unit Net Cash Production Cost/lb of Copper	$0.07	$0.30
Operating Cash Flow*	$ 49	$ 21

** 1Q03 and 1Q02 amounts are net of $97 million and $61 million, respectively, of working capital requirements*

Recent Financing Transactions

- **$500 Million Senior Notes Closed on January 29th**
  - 10.125% Annual Interest Rate
  - Notes Due 2010
  - 4-year No Call
- **$575 Million Convertible Senior Notes Closed on February 11th**
  - 7.0% Annual Interest Rate
  - Notes Due 2011
  - Convertible into FCX Common Stock at $30.87 per Share (70% Premium)
- **Completed Tender Offers**
  - $100.5 Million (40% of O/S) 7.2% Senior Notes due 2026 (2003 Put)
  - $133.3 Million (67% of O/S) 7.5% Senior Notes due 2006

Dividend Policy

- In Connection with Successful Financing Transactions and Strong Outlook for Free Cash Flows, Board of Directors Authorized Annual Common Stock Cash Dividend of $0.36/Share ($0.09 payable quarterly)

- Equivalent to $52 Million per Annum Based on Current Shares Outstanding

- Amount Represents Small Portion of Free Cash Flows Expected to be Generated Under Conservative Commodity Price Assumptions

- Will Continue to Assess Appropriate Financial Policy for Company

FCX Liquidity Position

($ in millions)

	1Q03	2003e[1]
Unrestricted Cash, at Beginning of Period	$ 8	$ 8
Cash From Operating Less Investing Activities	45	463
Senior Note Transactions	1,046	1,046
Debt Maturities & Prepayments [2]	(325)	(975)
Preferred Dividends	(10)	(36)
Common Dividends	0	(39)
Other Items	(1)	(7)
Unrestricted Cash, End of Period	$763	$460

[1] Assumes prices of $0.73 per pound of copper and $325 per ounce of gold for the remainder of 2003

[2] Additional prepayments may occur

FCX Debt Maturities at 3/31/03

($ millions)



($ in millions)
8¼% Senior Convertible Notes
$604
7% Senior Convertible Notes
$575
Commodity Preferred (1)
$378
$415
Infrastructure, Equipment & Other
$245
Atlantic Copper
$450
Senior Notes(3)
$500
10⅛% Senior Notes
$1,200
$900
$600
$300
$0
$510
FCX PR B
7.2% Senior Notes
$123
$92
$1,040
FCX PR C
8¼% Conv. Notes(2)
7.5% Senior Notes
$117
$73
$39
$508
10⅛% Senior Notes
$584
7% Conv. Notes(4)
$80
2003
2004
2005
2006
2007
2008
2009
2010
2011
Thereafter
Infrastructure, Including Equip
Atlantic Copper
Senior Notes(3)
Convertible Notes
Commodity Preferred

Total Debt excluding Preferreds at 3/31/03	$2,788
Commodity Preferreds ($325 gold)	378
Total (1)	3,166
Less Cash	(763)
Less Restricted Investments	(84)
Total Net Debt & Commodity Preferreds	$2,319

(1) Based on 3/31/03 balance outstanding and redemption value of preferreds; book value of commodity preferreds is $450 million.
(2) Conversion price is $14.30/share
(3) Balances as of 3/31/03 are before results of senior notes tender offer in April 2003
(4) Conversion price is $30.87/share

Grasberg/Ertsberg Mineral District Reserves



REAL ASSETS/
REAL VALUE
Grasberg Open
Pit Reserve
Grasberg
Underground
Kucing Liar Drift
Kucing Liar
Amole Tunnel
Big Gossan Drift
Big Gossan
Grasberg Ore Flow
Mill Level Adit
Ore Passes
IOZ
DOZ
Dom
ESZ
Mill Complex
Concentrator 4
Concentrator 3
Concentrator 1
Concentrator 2


www.fcx.com
Freeport-McMoRan Copper & Gold Inc.
GOLD
999.9
353

Outlook

PT-FI Mine Plan Projections
Aggregate 100% Metal Sales, 2001-2007e


2003 – 2007
Average PT-FI Share
Cu 1.4 billion lbs.
Au 2.3 million ozs.
3.5
2.6
1.6
1.4
2.9
2.3
1.8
1.5
3.3
2.6
1.7
1.4
2.7
2.3
1.6
1.4
2.9
2.4
1.6
1.4
2.4
2.1
1.5
1.3
2.9
2.4
1.5
1.3
2001
2002
2003e
2004e
2005e
2006e
2007e
e = estimates
Copper, billion lbs
Gold, million ozs
Net to PT-FI

Quarterly Sales Volumes
PT-FI's Share


(pounds in millions, ounces in 000's)
Copper
Gold
296
350
446
430
392
360
340
320
337
394
885
678
584
700
700
620
2002
1.5 Billion
2003e
1.4 Billion
2002
2.3 Million
2003e
2.6 Million

Unit Production Costs

Cash Unit Costs	2001	2002	2003e*	1st Qtr. 2003
Site Production & Delivery	39¢	36¢	41¢	40¢
Royalties	2	2	2	2
Treatment Charges	18	18	17	18
Gold/Silver Credits	(52)	(48)	(60)	(53)
Net Cash Unit Costs	7¢	8¢	0¢	7¢
DDA Rate	18¢	14¢	15¢	15¢

** Estimate based on 1.4 billion pounds of copper and of 2.6 million ounces of gold with average pricing of $325 gold for balance of 2003. Amounts above are projections. See Cautionary Statement.*

Net Cash Production Costs at Varying Average Annual Gold Prices


(¢ per payable pound)
9¢
4¢
0¢
-5¢
-9¢
-14¢
$275
$300
$325
$350
$375
$400

Estimates based on sales of 2003 sales volumes of 1.4 billion pounds copper and 2.6 million ounces gold.

FCX Capital Expenditures


($ in millions)
AC & Other
PT-FI
$160
$152
$181
$160
$167
$154
$188
$181
$160
$150
$130
$120
$110
$100
$110
$100
$110
$100
1999
2000
2001
2002
2003e
2004e
2005e
2006e
2007e
Projected

Commodity Price Sensitivities
FCX Earnings & Cash Flow Annual Impacts



+$25/oz Gold
22¢
$33
+10¢/lb Copper
48¢
$70
Impact Per Share (¢/share)
Impact ($ millions)

Note: Assumes sales of 1.4 billion lbs. copper and 2.6 million ozs. gold; excludes gain on redemption of Gold I Preferreds and dilutive impact of Convertible Notes

FCX Reserves-Based Valuation*



Implied FCX Share Value ($/share)
$50
$40
$30
$20
$10
$0
Newmont Bid for Normandy ($104/oz)
$38
$32
$27
$21
$15
$10
Barrick Acq. of Homestake ($112/oz)
Implied Per Share Value
$10
$25
$50
$75
$100
$125
Gold Reserves Value ($/oz)
Copper @ 10¢/lb

** Enterprise Value less implied value of minority interests, debt & preferred stocks @ 12/31/02; assumes conversion of convertible notes into equity at values above $14.30 per share.*



REAL ASSETS
REAL VALUE

FREEPORT-McMoRan COPPER & GOLD



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